Exhibit 10.42

* Omitted and filed separately with the SEC pursuant to a confidential treatment request

2nd AMENDMENT TO ADVANCE PRODUCTION PAYMENT AGREEMENT

THIS 2nd AMENDMENT TO THE ADVANCE PAYMENT AGREEMENT of March 17, 1997 (“this Amendment”), is entered into this 25th day of March, 2004, by and among SEIKO EPSON CORPORATION, a Japanese corporation having its principal place of business at 3-5, Owa 3-chome, Suwa-shi, Nagano-ken 392, Japan (“Epson”), EPSON ELECTRONICS AMERICA, INCORPORATED (formerly known as S MOS Systems Inc.), a California corporation, having a place of business at 150 River Oaks Parkway, San Jose, CA 95134-1951, U.S.A. (“EEA”) and Lattice Semiconductor Corporation, a Delaware corporation, having a place of business at 5555 N.E. Moore Ct., Hillsboro, Oregon 97124-6421, U.S.A. (“Lattice”).

RECITALS

WHEREAS the parties entered into an Advance Production Payment Agreement (the “Agreement”) on or about March 17, 1997, as amended on December 21, 2001;

WHEREAS the parties desire to modify the Agreement and to set forth such mutually consensual modifications in writing by way of this Amendment pursuant to Article 15.16 of the Agreement;

WHEREAS the parties entered into a New Facility Wafer Purchase Agreement dated July 25, 1997, as amended on December 21, 2001 (“New Facility Wafer Purchase Agreement”);

WHEREAS the parties will contemporaneously amend any relevant provisions of the New Facility Wafer Purchase Agreement so as to be consistent with this Amendment the amended agreement is hereinafter referred to as the “Amended New Facility Wafer Purchase Agreement”;

WHEREAS all references to headings and provisions thereto in this Amendment correspond to those in the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants set out in the Agreement and this Amendment, such Agreement is hereby amended and/or supplemented as follows:

* Omitted and filed separately with the SEC pursuant to a confidential treatment request

1                      Background

1.1 Epson

Epson is in the business of designing, manufacturing, testing and selling semiconductor devices, among other products.  Epson manufactures such semiconductor devices at its plant located at 281 Fujimi, Fujimi-machi, Suwa-gun, Nagano-ken 399-0293, Japan (the “Fujimi Facility”) , its plant located at 166-3 Jurizuka, Sakata-shi, Yamagata-ken 998-0194, Japan (the “Sakata Facility”) and its Subsidiary’s plant located at 686-1 Ichimiyake, Yasu-Cho, Yasu-gun, Shiga-ken 520-2362, Japan (the “YSC Facility”).

2              Definitions

2.1           “APP” will mean the advance production payment of Six Billion, Two Hundred Eighty-Three Million, Seven Hundred Thousand Japanese Yen (JPY6,283,700,000) made by Lattice to Epson in the manner described in Article 4.

2.6           “New Facility” will mean the [ * ] process lines constructed at the Site using the Equipment.

2.9           “Products” will mean those specific types of New Facility Wafers fabricated using the same masks and the same process flow and identified by the same series or product name or number.  The Products will be ordered, fabricated, delivered and sold pursuant to the terms and conditions of the Amended New Facility Wafer Purchase Agreement.  The Products which the parties desire to fabricate at the New Facility will be agreed by and between Epson and Lattice, referring to the Process Road Map for Lattice attached hereto as Exhibit B, which may be reviewed and amended from time to time by mutual agreement of the parties.  The parties acknowledge however, that the final determination of what Products will be fabricated may depend on the results of joint development and product qualification.

“Products” will also mean those specific types of 6 inch wafers fabricated by Epson for Lattice at Epson’s D Wing (Fujimi) and S Wing (Sakata) Fabs that are credited against the APP pursuant to this Amendment and the Amended New Facility Wafer Purchase Agreement.

2.18         “6 Inch Wafer(s)” will mean the semi conductor wafers to be fabricated by Epson for Lattice at Epson’s D Wing and S Wing Fabs.

2.19         “6 Inch APP Wafer(s)” will mean the semiconductor wafers to be fabricated by Epson for Lattice at Epson’s D Wing and S Wing Fabs that are to be credited against the APP pursuant to this Amendment and the Amended New Facility Wafer Purchase Agreement.

2.20         “8 Inch Wafer(s)” will mean the semiconductor wafers to be fabricated by Epson for Lattice at Epson’s R Wing and T Wing Fabs.

2.21         “8 Inch APP Wafer(s)” will mean the semiconductor wafers to be fabricated for Lattice at Epson’s R Wing and T Wing Fabs that are to be credited against the APP pursuant to this Amendment and the Amended New Facility Wafer Purchase Agreement.

2.22         “YSC Facility” will have the meaning ascribed to it in Article 1.1.

2.23         “YSC Wafer(s)” will mean the 8 inch semiconductor wafers to be fabricated by Epson’s subsidiary for Lattice at the YSC Facility.

2.24         “YSC APP Wafer(s)” will mean the 8 inch semiconductor wafers to be fabricated by Epson’s subsidiary for Lattice at the YSC Facility that are to be credited against the APP pursuant to this Amendment and the Amended New Facility Wafer Purchase Agreement.

2.25         “YSC Products” will mean those 8 inch wafers fabricated by Epson’s subsidiary at the YSC Facility that are credited against the APP pursuant to this Amendment and the Amended New Facility Wafer Purchase Agreement.

4              APP

4.1           APP

Lattice shall pay to Epson an amount equal to Six Billion, Two Hundred Eighty-Three Million, Seven Hundred Thousand Japanese Yen (JPY6,283,700,000) (“APP”), which APP will be credited against certain future purchases by Lattice of 6 Inch APP Wafers, 8 Inch APP Wafers, and YSC APP Wafers as provided in Article 5. As of this date, the entire amount has been paid.

5              Credit of APP

5.1           Credit of APP

The purchase price of 6 Inch APP Wafers, 8 Inch APP Wafers, and YSC APP Wafers purchased by Lattice under the Amended New Facility Wafer Purchase Agreement will be credited against the amount of the APP until the aggregate Japanese Yen value of all 8 Inch APP Wafers (excluding the Free Wafers), 6 Inch APP Wafers, and YSC APP Wafers (excluding the YSC Free Wafers) purchased and received by Lattice pursuant to the Amended New Facility Wafer Purchase Agreement, as calculated pursuant to Article 5.2, equals or exceeds the amount of the APP. It is the intention of the parties to accelerate the APP prepayment allocation using all 6 Inch APP Wafers, 8 Inch APP Wafers, and YSC APP Wafers as purchased under terms and conditions of the Amended New Facility Wafer Purchase Agreement. The criteria and time required for wafer acceptance by Lattice will be described in the Amended New Facility wafer Purchase Agreement.

5.2           Calculation of Aggregate Credit Value

The amount of APP will be offset and reduced on Japanese Yen to Japanese Yen basis, at the end of each calendar month of this Agreement, by an amount equal to the Price for the 8 Inch APP Wafers multiplied by the total number of 8 Inch APP Wafers (excluding the Free Wafers); plus the Price for the 6 Inch APP Wafers multiplied by the total number of 6 Inch APP Wafers; plus the Price for the YSC APP Wafers multiplied by the total number of YSC APP Wafers (excluding the YSC Free Wafers) shipped to Lattice pursuant to the Amended New Facility Wafer Purchase Agreement during the calendar month, with adjustment of the increase pursuant to the methods provided in the Amended New Facility Wafer Purchase Agreement; however under no circumstances shall the APP balance be increased, except as provided for in Article 14.8 of this Agreement.

5.3           Invoices

Epson will cause EEA to provide Lattice with invoices under the Amended New Facility Wafer Purchase Agreement which, for the purpose of APP application, will specify the purchase price of the 8 Inch APP Wafers, 6 Inch APP Wafers, and YSC APP Wafers.  Also, EEA shall provide Lattice and Epson with the monthly report describing, among others, the outstanding balance of the APP (after the application of all prior offsets, reductions and credits) as of the commencement of the month subject to the invoices, the number of 8 Inch APP Wafers and/or 6 Inch APP Wafers and/or YSC APP Wafers shipped to Lattice in accordance with the Amended New Facility Wafer Purchase Agreement during that calendar month and the applied Price, and the outstanding balance of the APP as of the end of such calendar month.  Such report shall be signed by the respective responsible person at Epson, EEA and Lattice, provided that Lattice shall not be required to sign any such report unless it is satisfied with the accuracy and completeness thereof.  Lattice may, for its signature, review all invoices and reports for inaccuracies and if any such inaccuracies are found and confirmed by Epson and EEA, Lattice may request to make corrections to these invoices and reports.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request

6              Supply Commitment

6.2           Purchase Agreements

The parties anticipate that the Amended New Facility Wafer Purchase Agreement will apply to Products distributed by Lattice which require fabrication using the [ * ] Micron

Process and to the 6 Inch APP Wafers; provided, however, that the Supply Commitment applies only to New Facility Wafers.

8              Free Wafers

8.1           YSC Free Wafers

As a consideration for Lattice’s payment of APP, Epson shall provide Lattice with [ * ] free YSC Wafers of a YSC Product manufactured in the YSC Facility (“YSC Free Wafers”) through EEA pursuant to the Amended New Facility Purchase Agreement for every [ * ] YSC Wafers ordered by Lattice towards the offset of APP after the execution of this Agreement [ * ]. The number of such free wafers will be included in the calculation of total free wafers pursuant to section 8 above. For the purpose of calculating the number of YSC Free Wafers earned by Lattice, only YSC APP Wafers ordered by Lattice will count toward YSC Free Wafers. If at any time Lattice should cease doing business with the YSC Facility, any YSC Free Wafers earned, plus the remaining balance of YSC APP Wafers ordered toward YSC Free Wafers, will be counted as if they were New Facility 8 Inch APP Wafers.

10            Wafer Pricing and Payment

10.1         Determination of Price

The general method for determining the price of Products (“Price”) shall be as set forth in Exhibit E.  Epson agrees that at any time the Prices to Lattice [ * ].  The Price herein shall be applicable until Lattice has completed the purchase of [ * ] New Facility Wafers under the terms of this Agreement.

10.3         Payment

Unless otherwise stated in this Agreement or this Amendment, other than through offset of the APP, Lattice will not be required to pay for any 8 Inch APP Wafers, 6 Inch APP Wafers, or YSC APP Wafers delivered under this Agreement or the Amended New Facility Wafer Purchase Agreement until the

* Omitted and filed separately with the SEC pursuant to a confidential treatment request

APP has been fully offset and reduced.  Once the APP is fully offset and reduced, Lattice will be required to pay Epson for New Facility Wafers in the manner specified in the Amended New Facility Wafer Purchase Agreement based on the Price until Lattice has completed the purchase of [ * ] New Facility Wafers under the terms of this Agreement. Once the APP has been fully offset and reduced, Lattice will be required to pay Epson for 6 Inch Wafers in the manner specified in the Six Inch Wafer Purchase

Agreement and for YSC Wafers in the manner specified in the Amended New Facility Wafer Purchase Agreement.

15            Miscellaneous

15.7         Notices and Comunications

Any notices required or permitted to be given hereunder will be in English and be sent by (i) registered airmail or (ii) cable, facsimile or telex to be confirmed by registered airmail, addressed to:

To Epson:
281 Fujimi, Fujimi-machi, Suwa-gun
Nagano-ken 399-0293, Japan
Attn:	Yasumasa Otsuki
Managing Director and Chief Executive of
Semiconductor Operations Division
Tel:	81-266-61-1211
Fax:	81-266-61-1271

To EEA:
150 River Oaks Parkway, San Jose, CA 95134–1951
U.S.A.
Attn:	Nobuyoshi Takei
President and Chief Executive Officer
Tel:	1-408-576-4354
Fax:	1-408-535-8688

To Lattice:
5555 N.E. Moore Ct., Hillsboro, OR 97124-6421
U.S.A.
Attn:	Cyrus Tsui
Chairman and Chief Executive Officer
Tel:	1-503-268-8000
Fax:	1-503-268-8077

Any such notice will be deemed given at the time of its receipt by the addressee.

The foregoing or forthcoming provisions in this Amendment shall replace and supercede the corresponding provisions in the Agreement and Exhibits.  Where a foregoing or forthcoming provision in this Amendment has no corresponding provision in the Agreement or Exhibits, such provision shall supplement the Agreement or Exhibits. The remainder of the Agreement and Exhibits, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first above written.

LATTICE SEMICONDUCTOR CORPORATION

By:	/s/ Jonathan Yu for Cyrus Tsui
Name:	Cyrus Tsui
Title:	Chairman and Chief Executive Officer

SEIKO EPSON CORPORATION

By:	/s/ Yasu Otsuki
Name:	Yasumasa Otsuiki
Title:	Managing Director and Chief Executive of Semiconductor Operations Division

EPSON ELECTRONICS AMERICA, INC. (formerly S MOS SYSTEMS, INC.)

By:	/s/ Nobuyoshi Takei
Name:	Nobuyoshi Takei
Title:	President and Chief Executive Officer

* Omitted and filed separately with the SEC pursuant to a confidential treatment request

EXHIBIT C

“Payment Schedule”

[Provision 4 under this Exhibit C is hereby deleted by this Amendment]

EXHIBIT E

“Price Determination Procedure”

[ * ]

“APP Offset Procedure”

[ * ]